Exhibit 10.2

Execution Version

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, BUT HAVE BEEN, AND WILL BE, ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON CONVERSION HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE BE CONVERTED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

THE RIGHTS OF THE HOLDER HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT DATED AS OF DECEMBER 7, 2011 AMONG FIFTH THIRD BANK, INTERPOINT PARTNERS, LLC, STREAMLINE HEALTH SOLUTIONS, INC. AND IPP ACQUISITION, LLC (AS AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) AND PAYMENT OF ANY AMOUNT TO THE HOLDER HEREUNDER IS EXPRESSLY SUBORDINATE TO THE PRIOR PAYMENT OF THE FIFTH THIRD OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT).

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$3,000,000	Dated: December 7, 2011 Cincinnati, Ohio

FOR VALUE RECEIVED, the undersigned, IPP ACQUISITION, LLC, a Georgia limited liability company (the “Company”) and STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Parent”), hereby promise to pay to the order of INTERPOINT PARTNERS, LLC, a Georgia limited liability company, (“Payee”), the principal sum of Three Million Dollars ($3,000,000.00) (the “Principal”), together with Interest (as defined below), payable in accordance with the terms and conditions set forth herein. This Convertible Subordinated Promissory Note and any note issued in substitution for this note in accordance with the provisions hereof are referred to herein as the “Note.” Parent and the Company are each herein referred to individually or collectively, as the context requires, as “Maker”.

1. Asset Purchase Agreement. This Note is issued by Maker on the date hereof pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of December 7, 2011, by and between the Company, Payee, the members of Payee, and Parent, and is subject to the terms thereof. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement. The payments required under this Note are subject to set-off by the Company or Parent from time to time pursuant to the terms of the Asset Purchase Agreement.

2. Interest. The unpaid Principal amount actually outstanding under this Note shall accrue interest (“Interest”) at a per annum rate equal to eight percent (8%) from the date of this Note until the earlier of conversion in accordance with Section 7 or payment in full of all outstanding Principal and accrued Interest. Interest shall be payable quarterly in arrears on the first (1st) day of March, June, September, and December. All outstanding and accrued Interest shall be capitalized as additional Principal unless (i) Maker elects to pay such Interest in cash and (ii) such payment is permitted by Fifth Third Bank under the Subordination Agreement. The Company’s election to pay Interest in cash shall be indicated by written notice to such effect at least thirty (30) days prior to any Interest payment date. Interest shall not compound. Interest shall be calculated on the basis of actual days elapsed over a 365-day year.

3. Payment. Payments of Principal will be due and payable annually commencing December 1, 2014 (the “Principal Commencement Date”). On such date the then outstanding Principal balance shall be divided into three (3) equal installments, with the first installment due on the Principal Commencement Date and the remaining installments due on December 1, 2015 and December 1, 2016, respectively. Any Interest capitalized after the Principal Commencement Date shall be applied to the final Principal payment. All payments of Principal or Interest shall be made in lawful tender of the United States. If any date for payment of Principal or Interest is not a day on which banks are open for business in the State of Ohio (a “Business Day”), the date for such payment shall be the next succeeding Business Day.

4. Prepayment. The Principal may be prepaid, in full or in part, at any time after December 31, 2012 permitted by the Subordination Agreement, in cash upon not less than ninety (90) days’ prior written notice to Payee; provided that Maker shall pay all accrued but unpaid Interest on the outstanding Principal concurrently with any such prepayment. Notwithstanding the foregoing, Maker shall not be permitted to prepay all or any portion of this Note with proceeds received from the issuance of (i) Common Stock of Parent at a price of less than the Conversion Price in effect under this Note at the time of such issuance or (ii) any other equity securities of Parent, whether convertible into Common Stock of Parent or not, that have an issuance price, exercise price, or conversion price (as applicable) of less than the Conversion Price in effect under this Note at the time of such issuance. Pre-payments shall be credited first to accrued and unpaid Interest and the remainder to outstanding Principal, and in the case of prepayments following the Principal Commencement Date shall be applied to Principal payments in reverse order of maturity. Receipt of a prepayment notice from Maker shall not impair or restrict Payee’s ability to convert this Note in accordance with Section 7 on or before the tenth (10th) day preceeding the payment date specified in such prepayment notice.

5. Events of Default. The occurrence of any of the following shall be deemed an event of default under this Note (each, an “Event of Default”): (a) Maker defaults in the payment of Principal or Interest on this Note when the same becomes due and payable, which failure has continued unremedied for a period of fifteen (15) days after receipt of written notice of such failure; (b) Maker fails to perform any obligation under this Note (other than as provided in clause (a) above) on the terms required under this Note, which failure has continued unremedied for a period of fifteen (15) days after receipt of written notice of such failure; (c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency, or similar law now or hereafter in effect; (d) Maker shall suffer the commencement of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other bankruptcy, insolvency or similar law now or hereafter in effect, and such case or other proceeding shall not be vacated or dismissed within ninety (90) days after its commencement; (e) Maker shall suffer the entry of an order for relief by any court having jurisdiction in the premises in any involuntary bankruptcy case under the federal bankruptcy laws, as now constituted or hereafter amended; or (f) Maker shall suspend business, or consent to or suffer a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of any of its assets or affairs. Upon the occurrence of an Event of Default and during the continuation thereof, the Interest rate hereunder shall increase to eleven percent (11%) per annum.

6. Acceleration. If an Event of Default occurs and is continuing, Payee, by written notice to Maker, may declare the Principal to be immediately due and payable. Upon such declaration, all outstanding Principal shall be due and payable immediately.

7. Conversion of Note.

(a) Payee shall have the right, but not the obligation, exercisable at any time after December 31, 2012 by delivering written notice to Maker, to convert the then outstanding Principal balance and accrued Interest into shares of Common Stock, $0.01 par value per share (the “Common Stock”) of Parent (“Conversion Shares”) at a conversion price of $2.00 per share (the “Conversion Price”). Payee may convert this Note in whole or in part; provided, that prior to conversion of all of the then outstanding Principal balance and all accrued Interest, Payee shall be prohibited from converting an amount less than $500,000 in Principal at any one time unless such a lesser amount is the then remaining unpaid Principal and accrued Interest at the time of such conversion exercise. To the extent Payee converts less than all of the outstanding Principal following the Principal Commencement Date, the amount so converted shall be deducted from the Principal payments in order of maturity. Once the Earnout Note, if any, is issued pursuant to the Asset Purchase Agreement and by its terms is convertible, then any election made thereafter to convert all or a portion of this Note shall apply equally to the Earnout Note such that a pro-rata portion of the outstanding principal and accrued interest of the Earnout Note is simultaneously converted. Likewise, any election to convert made thereafter delivered pursuant to the Earnout Note shall apply equally to this Note.

(b) Upon conversion of this Note, Payee must surrender this Note at the principal offices of Parent or any transfer agent for Parent. Parent will, as soon as practicable thereafter, issue and deliver to Payee a certificate for the number of Conversion Shares to which Payee is entitled upon such conversion under the terms of this Note. Upon conversion of this Note in whole, this Note shall be cancelled and Maker will be forever released from all its obligations and liabilities under this Note, including, without limitation, the obligation to pay such portion of the Principal and accrued Interest as may then be outstanding. Upon conversion of this Note in part, this Note shall be cancelled and Maker shall issue Payee a replacement note for the remaining outstanding Principal balance.

(c) No fractional Conversion Shares shall be issued upon conversion of this Note. Instead of any fractional Conversion Shares that would otherwise be issuable upon conversion of this Note, (i) in the case of a conversion in whole, Maker shall pay to Payee in cash such amount as necessary to reduce the outstanding Principal balance to the nearest whole Conversion Share upon conversion and (ii) in the case of a conversion in part, the Principal amount subject to the conversion notice shall be deemed reduced to the amount necessary to result in the nearest whole Conversion Share upon conversion.

8. Adjustments to Conversion Price. In order to prevent dilution of the conversion rights granted under Section 7, the Conversion Price is subject to adjustment from time to time as follows:

(a) Subdivision or Combination of Stock. If and whenever Parent shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock of Parent shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(b) Stock Dividends. If and whenever at any time Parent shall declare a dividend or make any other distribution upon any class or series of stock of Parent payable in Common Stock of Parent, the Conversion Price in effect immediately prior to such dividend or distribution shall be proportionately reduced as if such dividend or distribution had been made by way of a subdivision pursuant to Section 8(a) above.

(c) Reorganization, Reclassification, Consolidation, Merger. If any capital reorganization, reclassification of the Common Stock of Parent, consolidation or merger of Parent with another corporation, or sale, transfer or other disposition of all or substantially all of Parent’s properties to another corporation shall be effected, then, lawful and adequate provision shall be made whereby Payee shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of the Note, such shares of stock, securities or properties (including cash paid as partial consideration) (collectively, the “Substitute Securities”) as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock of Parent equal to the number of Conversion Shares issuable upon conversion of the Note immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, and in any such case, appropriate provision shall be made with respect to the rights and interests of Payee to the end that the provisions hereof shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Substitute Securities thereafter deliverable upon the exercise thereof. The above provisions of this Section 8(c) shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales, transfers or dispositions.

(d) Additional Common Stock. In the event that Parent shall issue or sell any Common Stock (such shares “Additional Common Shares”) or any right permitting the holder thereof to subscribe for or purchase Additional Common Shares, whether pursuant to any warrant or option to acquire Common Stock, any right issued to holders of Common Stock or any security convertible or exchangeable into Common Stock (all such rights referred to as “Rights”) (in each case excluding the issuance or sale of Excluded Securities) at a Consideration Per Share lower than the Fair Market Value of the Common Stock of Parent, then the Conversion Price under this Note in effect immediately after such event shall be adjusted by multiplying the Conversion Price in effect immediately prior to such event by the quotient of:

(i) the sum of:

(A) the number of shares of Common Stock outstanding immediately prior to such event (calculated on a fully diluted basis taking into account all outstanding Rights); plus

(B) the quotient of (I) the Aggregate Consideration Receivable in respect of such event, divided by (II) the Fair Market Value of the Common Stock of Parent immediately prior to such event;

divided by:

(ii) the sum of:

(A) the number of shares of Common Stock outstanding immediately prior to such event (calculated on a fully diluted basis taking into account all outstanding Rights); plus

(B) the number of Additional Common Shares issued or sold in such event (or then issuable pursuant to Rights issued or sold in such event).

(e) For purposes of Section 8(d), “Aggregate Consideration Receivable” shall mean, in the case of a sale of Additional Common Shares, the aggregate amount paid to Parent in connection therewith and, in the case of an issuance or sale of Rights, or any amendment thereto, the sum of (i) the aggregate amount paid to Parent for such Rights, plus (ii) the aggregate consideration or premiums stated in such Rights payable for Additional Common Shares covered thereby; in each case without deduction for any fees, expenses or underwriters’ discounts.

(f) For purposes of Section 8(d), “Consideration Per Share” shall mean, with respect to Common Stock or Rights, the quotient of (i) the Aggregate Consideration Receivable in respect of such Common Stock or such Rights, divided by (ii) the total number of shares of Common Stock or, in the case of Rights, the total number of shares of Common Stock covered by such Rights.

(g) For purposes of Section 8(d), “Excluded Securities” shall mean and include: (i) Common Stock or Rights issued in any of the transactions described in Section 8(b) in respect of which an adjustment has been made pursuant to Section 8(d) and any Common Stock issued in respect of Rights for which an adjustment has been made under Section 8(d) or in respect of which no adjustment was required under Section 8(d) at the time of the issuance of such Rights; (ii) Common Stock issuable upon conversion of this Note or the Earnout Note; (iii) Common Stock issuable upon exercise of any options or warrants granted, or Common Stock granted as restricted stock units pursuant to any equity incentive plan approved by the board of directors of Parent; (iv) any Common Stock whose issuance has already triggered an adjustment under subsections (a), (b), (c) or (d) of this Section 8; (v) any Common Stock or Rights issued as full or partial consideration for the acquisition by Parent (or any subsidiary thereof) of all or substantially all of the capital stock or assets of any unaffiliated third party; and (vi) any Common Stock or Rights issued by Parent to any lender in connection with the provision by such lender of financing to Parent (or any subsidiary thereof).

(h) For purposes of Section 8(d), “Fair Market Value” shall mean the average of the closing price for the Common Stock of Parent as reported on NASDAQ for each of the ten (10) trading days immediately prior to the date of determination.

(i) Upon the expiration of any Rights, with respect to which an adjustment was required to be made pursuant to Section 8(d), wihout the full exercise thereof, the Conversion Price under this Note shall upon such expiration be readjusted and shall thereafter be the Conversion Price as would have been effective (i) had only the Common Stock actually issued or sold upon exercise of such Rights been taken into consideration for the adjustment in Section 8(d) and (ii) had only the actual consideration received by Parent upon such exercise plus the aggregate consideration, if any, actually received by Parent for the issuance, sale or grant of all such Rights, whether or not exercised; provided, however, no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such Rights.

(j) If, with respect to any of the Rights with respect to which an adjustment was required to be made pursuant to Section 8(d), there is an increase or decrease in the consideration payable to Parent in respect of the exercise thereof, or there is an increase or decrease in the number of shares of Common Stock issuable upon the exercise thereof (by change of rate or otherwise), the adjusted Conversion Price computed upon the original issue and sale thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Rights which are outstanding at such time.

9. Unsecured Note. This Note shall not at any time be secured by the assets or properties of Maker.

10. Subordination. The rights of Payee under this Note are subordinate to the prior payment of any amount due by Maker or Streamline Health, Inc. (“Streamline”) to Fifth Third Bank or its Affiliates (“Senior Lender”) pursuant to the credit agreements outstanding as of the date of this Note and upon Maker’s election, may be subordinate to up to an additional $5 million of senior secured or unsecured debt created by Maker or Streamline after the date of this Note. In addition to the obligations to Senior Lender under the Subordination Agreement, Payee agrees to enter into one or more subordination agreements to subordinate its rights under this Note to any replacement lender for Senior Lender or any additional lender satisfying the conditions set forth in this Section 10 on terms and conditions as are mutually agreeable between Payee and any such lender.

11. Suits for Enforcement. Upon the occurrence of any one or more Events of Default and during the continuation thereof, Payee may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right.

12. Remedies Cumulative. No remedy herein conferred upon Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

13. Remedies Not Waived. No course of dealing between Maker and Payee or any delay on the part of Payee in exercising any rights hereunder shall operate as a waiver of any right.

14. Transfer Restrictions.

(a) This Note may not be transferred without the prior written consent of Maker and then only if the Note is subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available.

(b) The Conversion Shares issued upon conversion of this Note may not be transferred, pledged, hypothecated or otherwise disposed of unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or (ii) (A) Payee shall have notified Parent of the proposed disposition and shall have furnished Parent with a statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Parent, Payee shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such securities under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition. No such registration statement or opinion of counsel shall be necessary for a transfer pursuant to Rule 144 promulgated under the Securities Act.

(c) All Conversion Shares issued upon conversion of this Note shall bear a restrictive legend indicating that such shares have not been registered under the Securities Act and remain subject to the transfer restrictions of applicable securities laws.

15. Investment Representations of Payee. Payee represents that it is acquiring this Note and any Conversion Shares issuable upon conversion of this Note for its own account for investment purposes and not with a view to the distribution thereof and does not have any intention of participating directly or indirectly in any redistribution or resale of any portion of the Conversion Shares issuable upon conversion of this Note.

16. Issuance of Conversion Shares. Parent covenants and agrees that all the Conversion Shares that may be issued upon the conversion of this Note will be duly authorized, validly issued and fully paid and nonassessable at the time of such issuance. Parent shall at all times while this Note is outstanding reserve such number of Conversion Shares as may be sufficent to permit the conversion in full of this Note.

17. Replacement of Note. On receipt by Maker of an affidavit of an authorized representative of Payee stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), Maker, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by Maker, Payee must provide indemnity sufficient in the reasonable judgment of Maker to protect Maker from any loss which Maker may suffer if a lost, stolen or destroyed Note is replaced.

18. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.

19. Presentment. Presentment for payment, demand protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder, and no indulgence that may be granted from time to time, shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided or that may hereafter be provided that would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

20. Waiver. None of the rights or remedies of Payee are to be deemed waived or affected by failure to delay to exercise the same. All remedies conferred upon Payee by this Note shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Payee’s option.

21. Survival. All representations and warranties of Maker and Payee contained in this Note shall survive the execution and delivery of this Note and shall continue in full force and effect thereafter until the earlier of the date on which all Principal and Interest hereunder has been paid in full or until the date that is one year after the date of conversion as set forth in Section 7 above. All covenants and agreements of Maker and Payee contained in this Note shall survive the execution and delivery of this Note and shall continue in full force and effect thereafter in accordance with the terms hereof.

22. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and addressed in the manner specified in Section 13.4 of the Asset Purchase Agreement and shall be deemed duly delivered as provided in Section 13.4 of the Asset Purchase Agreement.

23. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflict of laws principles.

24. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. Maker and Payee further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

25. Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one in the same instrument, and facsimile transmissions of the signatures provided for below may be relied upon, and shall have the same force and effect, as the originals of such signatures.

26. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Convertible Subordinated Promissory Note as of the date first written above.

IPP ACQUISITION, LLC

By:	/s/ Stephen H. Murdock
Name: Stephen H. Murdock
Title: SVP and CFO

STREAMLINE HEALTH SOLUTIONS, INC.

By:	/s/ Stephen H. Murdock
Name: Stephen H. Murdock
Title: SVP and CFO

INTERPOINT PARTNERS, LLC

By:	/s/ Matt Seefeld
Name: Matt Seefeld
Title: CEO